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                                                                   Exhibit 10.42

                            SECOND AMENDMENT OF LEASE

     This Second Amendment of Lease is entered into by and between Valley View Tech. Inc. (hereinafter referred to as "Landlord"), and Monitronics International, Inc. (hereinafter referred to as "Tenant").

     WHEREAS, Landlord and Tenant entered into that certain lease dated June 22, 1998, and that certain First Amendment of Lease dated April 24, 2000, (the "Lease") pursuant to which Landlord leased to Tenant approximately 9,434 square feet of the premises located at 2300 Valley View Lane, Suite 230, Farmers Branch, Texas (the "Leased Premises").

     WHEREAS, Landlord and Tenant desire to add to the Leased Premises approximately, 1,797 square feet of additional contiguous space to the east (the "Expansion Space" and also known as Suite 215).

     Now, therefore, in consideration of the mutual covenants herein contained and $10.00 and other good and valuable consideration, it is covenanted and agreed between the parties that effective as of the date last stated below, the Lease shall be modified and amended as follows:

     1. The date of commencement of the Expansion Space shall be November 1, 2001 (the "Expansion Commencement Date").

     2. Total square footage of the leased Premises is hereby amended to reflect 11,231 square feet.

     3. Base Rental as defined in paragraph 5 of the lease shall be as follows:

          November 1, 2001 December 31, 2005 @ $8,425.00 per month

     4.   (Intentionally Deleted)

     5.   The Termination Date of the Lease remains at December 31, 2005.

     6. Tenant's pro rata share of the Real Estate Taxes, Insurance and the Common Area Maintenance Expenses for the Leased Premises as set forth in Paragraph 6(a)(1) of the Lease shall increase to nineteen percent (19.0%).

     7. Tenant shall be allowed early occupancy of the "Expansion Space" on or about October 2001 (provided that subject space has been vacated by the previous tenant) for the purpose of move in and set up. All terms and conditions of the Lease shall be in full force and effect upon Tenant taking occupancy with the exception of Base Rent. Base Rent with respect to the Expansion Space shall begin on November 1, 2001.

     8. In the event of conflict between this Second Amendment of Lease and the Lease, the terms of this Second Amendment of Lease shall prevail.

     9. Except as modified herein, all other terms and conditions of the Lease between the parties above described shall continue in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment of
Lease as of the date last stated below.

LANDLORD:                               TENANT:

Valley View Tech, Inc.                  Monitronics International, Inc.


By: /s/ John D. Gourley                 By: /s/ Stephen M. Hedrick
    ---------------------------------       ------------------------------------
    John D. Gourley                         Stephen M. Hedrick

Its: Vice President                     Its: V. P. Finance

Date: 9/27/01                           Date: 9/24/01

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